Exhibit 99.1

November 2006

Safe Harbor Certain statements contained in this presentation constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that Duke Realty Corporation or Duke Realty Limited Partnership express or imply in this presentation. Information regarding risk factors that may affect Duke Realty Corporation or Duke Realty Limited Partnership is included under the caption “Risk Factors” in the Annual Reports on Form 10-K for the fiscal year ended December 31, 2005 that have been filed with the SEC. This information is updated from time to time in subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. Neither Duke Realty Corporation nor Duke Realty Limited Partnership has or undertakes any obligation to update or revise any forward-looking statements for events or circumstances that arise after the statement is made.

Agenda Company Overview Property Information 2006 Objective Update Guidance and Investment Thesis

Company Overview

Duke Business Strategy National development and construction capabilities in office, industrial, retail and medical office projects Key land positions in major U.S. markets with start-to-finish integrated multi-product development expertise Market expansion into major growth markets Local talent to execute national vision for growth Utilize joint ventures to expand operating platforms and market share while generating higher operating fees and increasing return on equity

Financial Highlights – September 30, 2006 FFO per share of $0.65, a 6.6% increase over 2005 FAD per share of $0.52, resulting in a 91.4% FAD payout ratio Stabilized in-service occupancy of 94.5% Same property NOI increased 6.5% Value creation pipeline totaled $1.3 billion New development starts of $430 million $130 million of held for rental projects $300 million of held for sale projects, including $128 million of retail lifestyle centers

Property Information

13% 12% 10% 3% 3% 3% 10% 4% 4% 8% 9% 6% Geographically Diverse Operating Platform 2% 4% 8% 1% % of total Company annualized net effective rent

Stabilized In Service Properties – September 30, 2006

Duke Realty Corporation

	Occupancy %			
Primary Market	Bulk Distribution	Suburban Office	Service Center/ Other	Overall
Chicago	93.1%	90.9%	99.1%	92.5%
Dallas	97.4%	100.0%	98.3%	97.5%
Minneapolis	95.2%	90.2%	85.9%	93.7%
St. Louis	95.7%	92.3%	94.8%	93.9%
Chicago Region	**95.5%**	**91.7%**	**94.8%**	**94.4%**
Cincinnati	98.7%	91.5%	96.1%	96.2%
Cleveland	-	84.7%	-	84.7%
Columbus	99.3%	92.3%	-	95.8%
Indianapolis	95.3%	93.8%	90.2%	94.7%
Nashville	94.6%	88.5%	96.5%	93.0%
Other	100.0%	-	-	100.0%
Mid-East Region	**96.7%**	**91.0%**	**92.6%**	**94.8%**
Atlanta	89.6%	86.6%	100.0%	88.6%
Central Florida	100.0%	94.6%	-	98.2%
Savannah	100.0%	-	-	100.0%
South Florida	-	96.8%	-	96.8%
Southeast Region	**94.9%**	**89.6%**	**100.0%**	**93.4%**
Raleigh	100.0%	96.8%	85.9%	96.5%
Washington DC	100.0%	94.5%	-	95.7%
Mid-Atlantic Region	**100.0%**	**95.6%**	**85.9%**	**96.2%**
Grand Total	**96.1%**	**91.5%**	**92.8%**	**94.5%**

Note: Excludes buildings that are in the held for sale portfolio.

9

Stabilized In Service Properties – September 30, 2006

Square Feet in Thousands

Primary Market	Bulk Distribution	Suburban Office	Service Center/ Other	Overall
Chicago	5,400	2,900	200	8,500
Dallas	6,800	100	500	7,400
Minneapolis	3,200	800	200	4,200
St. Louis	2,700	3,500	1,200	7,400
Central Region	**18,100**	**7,300**	**2,100**	**27,500**
Cincinnati	8,800	4,700	800	14,300
Cleveland	-	2,200	-	2,200
Columbus	3,500	3,500	-	7,000
Indianapolis	17,000	3,000	1,600	21,600
Nashville	1,800	800	200	2,800
Other	400	-	-	400
Mid-East Region	**31,500**	**14,200**	**2,600**	**48,300**
Atlanta	7,200	3,900	30	11,130
Central Florida	2,300	1,200	-	3,500
Savannah	5,100	-	-	5,100
South Florida	-	700	-	700
Southeast Region	**14,600**	**5,800**	**30**	**20,430**
Raleigh	1,500	2,000	600	4,100
Washington DC	700	2,300	-	3,000
Mid-Atlantic Region	**2,200**	**4,300**	**600**	**7,100**
Grand Total	**66,400**	**31,600**	**5,330**	**103,330**

Note: Excludes buildings that are in the held for sale portfolio.

10

Development Starts

Duke Realty Corporation

	Project Square Feet	Total Project Costs	Stabilized Return	Current Occ %
Held for Rental				
2002	3,352,000	173,424,000	10.1%	93%
2003	2,117,000	78,255,000	10.5%	100%
2004	4,748,000	192,656,000	9.7%	96%
2005	7,112,000	398,322,000	9.6%	60%
2006 YTD	4,388,000	325,585,000	9.3%	14%
Held for Sale				
2002	444,000	46,087,000	10.3%	100%
2003	545,000	50,142,000	10.3%	100%
2004	1,228,000	65,676,000	9.5%	96%
2005	3,293,000	337,130,000	8.8%	92%
2006 YTD	4,755,000	476,531,000	8.6%	45%
Total				
2002	3,796,000	219,511,000	10.2%	93%
2003	2,662,000	128,397,000	10.4%	100%
2004	5,976,000	258,332,000	9.7%	96%
2005	10,405,000	735,452,000	9.2%	70%
2006 YTD	9,143,000	802,116,000	8.9%	30%

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Held for Rental Developments - Placed in Service

Duke REALTY CORPORATION

	Square Feet	Current % Leased	Project Costs	Stabilized Return
Total 2004	3,831,000	100%	$148,297,000	9.6%
2005:				
1st Quarter	1,567,000	97%	$ 45,226,000	10.1%
2nd Quarter	978,000	92%	40,790,000	9.5%
3rd Quarter	353,000	97%	19,048,000	10.6%
4th Quarter	1,399,000	77%	80,802,000	9.8%
Total 2005	4,297,000	89%	$ 185,866,000	9.9%
2006:				
1st Quarter	430,000	38%	$ 32,690,000	9.7%
2nd Quarter	2,512,000	54%	110,262,000	9.6%
3rd Quarter	1,458,000	57%	88,609,000	9.2%
Total 2006 YTD	4,400,000	54%	$ 231,561,000	9.5%

12

Value Creation Pipeline Analysis

(Dollars and square feet in thousands)

	Properties Held For Rental			Properties Held For Sale			Third Party Construction		Total Pipeline
As of	Total Sq Ft	Cost	Stabilized Return	Total Sq Ft	Cost	Stabilized Return	Backlog	Fee %	Volume
12/31/93	1,249	$ 50,341	10.9%	-	$ -	-	$ 16,969	9.4%	$ 67,310
12/31/94	2,362	110,975	11.9%	-	-	-	12,680	15.5%	123,655
12/31/95	3,448	168,600	11.3%	-	-	-	61,617	6.9%	230,217
12/31/96	3,801	141,781	11.6%	-	-	-	46,197	6.8%	187,978
12/31/97	5,243	268,813	11.3%	-	-	-	30,532	7.8%	299,345
12/31/98	6,217	415,348	11.4%	1,023	76,242	10.7%	83,572	14.6%	575,162
12/31/99	8,438	611,453	11.4%	1,671	124,598	10.9%	32,294	12.1%	768,345
12/31/00	4,136	253,168	11.6%	4,213	293,946	11.6%	77,894	17.9%	625,008
12/31/01	3,457	214,017	10.9%	3,436	238,667	11.7%	67,016	9.9%	519,699
12/31/02	2,565	141,889	10.4%	750	80,273	10.8%	113,429	11.1%	335,590
12/31/03	2,103	94,467	10.1%	761	71,381	9.7%	175,559	7.8%	341,407
12/31/04	3,244	160,051	10.2%	1,336	65,738	8.6%	182,608	9.3%	408,397
12/31/05	6,808	389,663	9.6%	2,229	290,572	8.9%	114,985	10.0%	795,220
3/31/06	6,832	387,579	9.4%	3,557	393,797	8.9%	86,633	9.9%	868,009
6/30/06	6,265	401,999	9.4%	4,746	524,318	8.8%	76,040	10.3%	1,002,357
9/30/06	5,826	448,589	9.4%	7,945	797,294	8.7%	54,023	9.8%	1,299,906

13

Tenant Industry Profile



Tenant Industry Profile as a Percentage of Annualized Gross Effective Rent
Government/Other
4%
Computer Hardware Development
2%
Computer & Data Processing Services
4%
Electronic & Other Electric Equipment
3%
Electronics, Computer Services/Equipment
7%
Healthcare Services
9%
Trucking & Warehousing
5%
Printing & Publishing
2%
Food & Kindred Products
3%
Distribution, Printing and Industrial Products
17%
Communication & Equipment
7%
Insurance Carriers
6%
Security & Commodity Brokers
2%
Engineering & Management Services
3%
Real Estate
4%
Business Services
22%

14

Lease Expiration Schedule – September 30, 2006

Duke REALTY CORPORATION

WHOLLY OWNED AND JOINT VENTURE PORTFOLIO:

YEAR OF EXPIRATION	Net Rentable Area Subject to Expiring Leases Sq. Ft.	%	Annual Net Effective Rent Under Expiring Leases $	%	Annual Net Effective Rent Per Square Foot Under Expiring Leases
2006	1,967	1%	$ 10,974	2%	5.58
2007	9,973	10%	61,009	9%	6.12
2008	13,686	14%	84,441	12%	6.17
2009	12,636	13%	82,605	12%	6.54
2010	11,426	12%	92,737	14%	8.12
2011	13,015	13%	81,942	12%	6.30
2012	8,416	9%	57,427	8%	6.82
2013	6,385	6%	59,114	9%	9.26
2014	4,990	5%	28,212	4%	5.65
2015	6,807	7%	52,393	8%	7.70
2016 AND THEREAFTER	9,710	10%	70,978	10%	7.31
	99,011	100%	$ 681,832	100%	6.89

NOTE: Excludes buildings that are in the held-for-sale portfolio.

15

2006 Objectives Update

2006 Top Objectives Increase Development Pipeline Expand Joint Venture and Fund Business Enter Targeted New Markets Exit Non-Strategic Markets

2006 Objectives Update

•Expand Development Pipeline


$476
$326
500
400
300
200
100
0
Millions
Held for Rental
Held for Sale
Medical Office
Retail
Bulk Distribution
Suburban Office

YTD 2006 starts of $802 million exceed full year 2005 starts of $735

18

Expand Joint Venture and Fund Business Maintain a disciplined approach to locate a partner with aligned goals for D.C. property venture Currently exploring medical office fund opportunities Established two development joint ventures to control key bulk distribution land parcels and leverage development expertise

Baltimore Acquired approximately 184 acres located adjacent to the Port of Baltimore that can support the future development of 2.8 million square feet Begin project development in mid-2007 Washington, D.C. Acquired 2.3 million square feet of office and 655,000 square feet of industrial 166 acres of undeveloped land on which we can develop 3.1 million square feet of office and 560,000 square feet of industrial Construction commenced on 98,000 square foot office building and a 78,500 square foot industrial building Enter into New Markets

 Savannah Acquired 5.1 million square feet bulk distribution portfolio that is 100% leased Duke now controls more than 25% of the Savannah bulk distribution market Phoenix Acquired 290 acres of industrial land that can accommodate over 4 million square feet Begin project development in early 2007 Houston Acquired 42 acres of office and 102 acres of industrial land Begin both office and industrial developments in 2006 Enter into New Markets (cont.)

 Cleveland Market Exit Completed sale of industrial assets and undeveloped land Office assets and undeveloped land will be sold as two portfolios First portfolio 93 percent leased is currently being marketed for sale Target to close in the first quarter of 2007 Second portfolio Working on improving occupancy Will likely be marketed for sale mid-2007 Exit Non-Strategic Markets

Guidance and Investment Thesis

Updated Guidance 2006 Original full year $2.32 to $2.45 Fourth quarter $0.69 to $0.72 Revised full year $2.42 to $2.45 2007 Full year 2007 $2.58 to $2.72 Midpoint of 2007 guidance equates to an 8.8% annual growth in FFO Expect similar level of development starts as in 2006 Will experience continued improvement in FAD payout ratio

Reasons to Invest in Duke Long-term history of earnings and dividend growth Proven business model that creates value Superior development and construction capabilities Multiple sources of growth including geographic expansion and multiple product types Balance sheet strength Experienced management team Commitment to superior disclosure and corporate governance